UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐

Digital Realty Trust, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.: ☐

Digital Realty Trust, L.P.: ☐

Item 8.01 Other Events.

As previously announced, on June 8, 2017, Digital Realty Trust, Inc. (“DLR”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among DLR, Digital Realty Trust, L.P. (“DLR OP”), Penguins REIT Sub, LLC (“REIT Merger Sub”), Penguins OP Sub 2, LLC and Penguins OP Sub, LLC (collectively, the “DLR Parties”), on the one hand and DuPont Fabros Technology, Inc. (“DFT”) and DuPont Fabros Technologies, L.P. (“DFT OP,” and, together with DFT, the “DFT Parties”), on the other hand, pursuant to which, subject to the satisfaction or waiver of certain conditions, DFT will be merged with and into REIT Merger Sub (the “company merger”) and Penguins OP Sub, LLC will be merged with and into DFT OP (the “partnership merger” and, together with the company merger, the “mergers”). The combined company after the mergers (the “Combined Company”) will retain the name Digital Realty Trust, Inc.

Risks Related to the Mergers

There are a number of significant risks related to the mergers, including the risk factors enumerated below.

The exchange ratio will not be adjusted in the event of any change in the stock prices of either DLR or DFT.

Upon the consummation of the mergers, each outstanding share of DFT common stock will be converted automatically into the right to receive 0.545 shares of DLR common stock, with cash paid in lieu of any fractional shares, without interest. The exchange ratio of 0.545 will not be adjusted for changes in the market prices of either shares of DLR common stock or shares of DFT common stock. Changes in the market price of shares of DLR common stock prior to the mergers will affect the market value of the merger consideration that DFT stockholders will receive on the closing date of the mergers. Stock price changes may result from a variety of factors (many of which are beyond the control of DLR and DFT), including the following factors:

•	market reaction to the announcement of the mergers and the prospects of the Combined Company;

•	changes in the respective businesses, operations, assets, liabilities and prospects of DLR and DFT;

•	changes in market assessments of the business, operations, financial position and prospects of either company or the Combined Company;

•	market assessments of the likelihood that the mergers will be completed;

•	interest rates, general market and economic conditions and other factors generally affecting the market prices of DLR common stock and DFT common stock;

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which DLR and DFT operate; and

•	other factors beyond the control of DLR and DFT, including those described or referred to elsewhere in this Current Report.

The market price of shares of DLR common stock at the closing of the mergers may vary from its price on the date the merger agreement was executed, on the date of this Current Report and on the date of the special meetings of DLR and DFT. As a result, the market value of the merger consideration represented by the exchange ratio will also vary. For example, based on the range of trading prices of shares of DLR common stock during the period after June 8, 2017, the last trading day before DLR and DFT announced the mergers, through July 6, 2017, the latest practicable date before the date of this Current Report, the exchange ratio of 0.545 represented a market value ranging from a low of $59.26 to a high of $66.23.

Because the mergers will be completed after the date of the DLR and DFT special meetings, at the time of each special meeting, stockholders will not know the exact market value of the shares of DLR common stock upon completion of the mergers. If the market price of shares of DLR common stock increases between the date the merger agreement was signed or the date of the DLR and DFT special meetings and the closing of the mergers, DFT stockholders could receive shares of DLR common stock that have a market value upon completion of the mergers that is greater than the market value of such shares calculated pursuant to the exchange ratio on the date the merger agreement was signed or on the date of the special meetings, respectively. Additionally, if the market price of shares of DLR common stock declines between the date the merger agreement was signed or the date of the DLR and DFT special meetings and the closing of the mergers, DFT stockholders could receive shares of DLR common stock that have a market value upon completion of the mergers that is less than the market value of such shares calculated pursuant to the exchange ratio on the date the merger agreement was signed or on the date of the special meetings, respectively.

Therefore, while the number of shares of DLR common stock to be issued per share of DFT common stock is fixed, (1) DLR stockholders cannot be sure of the market value of the merger consideration that will be paid to DFT stockholders upon completion of the mergers and (2) DFT stockholders cannot be sure of the market value of the merger consideration they will receive upon completion of the mergers.

DLR and DFT stockholders will be diluted by the mergers.

The mergers will dilute the ownership position of DLR stockholders and result in DFT stockholders having an ownership stake in the Combined Company that is smaller than their current stake in DFT. Upon completion of the mergers, DLR estimates that continuing DLR stockholders will own approximately 77% of the issued and outstanding common stock of the Combined Company, and former DFT security holders will own approximately 23% of the issued and outstanding common stock of the Combined Company, assuming (1) all of the unvested DFT performance stock unit awards vest at the maximum level (i.e., 300% of target), provided that the actual number of DFT performance stock units that vest at the effective time of the company merger will be determined based on the greater of (i) the applicable target-level of performance or (ii) actual performance through the effective time of the company merger in accordance with the applicable award agreement, as determined by DFT in its sole discretion, (2) all of the stock options received by DFT stockholders to purchase shares of DLR common stock are subsequently exercised, and (3) all of the limited partners (excluding DFT) of DFT OP elect to receive shares of DLR common stock instead of DLR OP common units. Consequently, DLR stockholders and DFT stockholders, as a general matter, will have less influence over the management and policies of the Combined Company after the effective time of the company merger than each currently exercise over the management and policies of DLR and DFT, as applicable.

Completion of the mergers is subject to many conditions and if these conditions are not satisfied or waived, the mergers will not be completed, which could result in the requirement that DLR or DFT pay certain termination fees.

The merger agreement is subject to many conditions which must be satisfied or waived in order to complete the mergers. The mutual conditions of the parties include, among others: (i) the approval by the DFT stockholders of the company merger and the other transactions contemplated by the merger agreement; (ii) the approval by DLR stockholders of the issuance of DLR common stock to DFT stockholders; (iii) the absence of any law, order or injunction that would prohibit, restrain or make illegal the mergers; (iv) the approval for listing on the NYSE of DLR common stock to be issued in the mergers; and (v) the effectiveness of the registration statement on Form S-4 to be filed by DLR for purposes of registering the DLR common stock to be issued in connection with the mergers. In addition, each party’s obligation to consummate the mergers is subject to certain other conditions, including, among others: (a) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers and other customary exceptions); (b) the other party’s compliance with its covenants and agreements contained in the merger agreement (subject to customary materiality qualifiers); (c) the absence of any change, event, circumstance or development arising during the period from the date of the merger agreement until the effective time of the company merger that has had or is reasonably likely to have a material adverse effect on the other party; (d) the receipt of an opinion of counsel of the other party to the effect that such party has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT; and (e) the receipt of an opinion of counsel of each party to the effect that the company merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

There can be no assurance that the conditions to closing of the mergers will be satisfied or waived or that the mergers will be completed. Failure to consummate the mergers may adversely affect DLR’s or DFT’s results of operations and business prospects for the following reasons, among others: (i) each of DLR and DFT will incur certain transaction costs, regardless of whether the proposed mergers close, which could adversely affect each company’s respective financial condition, results of operations and ability to make distributions to its stockholders; and (ii) the proposed mergers, whether or not they close, will divert the attention of certain management and other key employees of DLR and DFT from ongoing business activities, including the pursuit of other opportunities that could be beneficial to DLR or DFT, respectively. In addition, DLR or DFT may terminate the merger agreement under certain circumstances, including, among other reasons, if the mergers are not completed by the Outside Date, and if the merger agreement is terminated under certain circumstances specified in the merger agreement, DLR may be required to pay DFT a termination fee of $300 million, and DFT may be required to pay DLR a termination fee of $150 million. If the mergers are not consummated, the price of DLR’s common stock might decline.

Failure to complete the mergers could negatively impact the stock prices and the future business and financial results of both DLR and DFT.

If the mergers are not completed, the ongoing businesses of DLR and DFT could be adversely affected and each of DLR and DFT will be subject to a variety of risks associated with the failure to complete the mergers, including the following:

•	DFT being required, under certain circumstances, to pay to DLR a termination fee of $150 million;

•	DLR being required, under certain circumstances, to pay to DFT a termination fee of $300 million;

•	DLR and/or DFT having to pay certain costs relating to the proposed mergers, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

•	diversion of DLR and DFT management focus and resources from operational matters and other strategic opportunities while working to implement the mergers.

If the mergers are not completed, these risks could materially affect the business, financial results and stock prices of both DLR and DFT.

The pendency of the mergers could adversely affect the business and operations of DLR and DFT.

Prior to the effective time of the company merger, some customers, prospective customers or vendors of each of DLR and DFT may delay or defer decisions, which could negatively affect the revenues, earnings, cash flows and expenses of DLR and DFT, regardless of whether the mergers are completed. Similarly, current and prospective employees of DLR and DFT may experience uncertainty about their future roles with the Combined Company following the mergers, which may materially adversely affect the ability of each of DLR and DFT to attract and retain key personnel during the pendency of the mergers. In addition, due to operating restrictions in the merger agreement, each of DLR and DFT may be unable, during the pendency of the mergers, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial.

The merger agreement contains provisions that could discourage a potential competing acquirer of DFT or could result in a competing acquisition proposal being at a lower price than it might otherwise be.

The merger agreement contains provisions that, subject to limited exceptions necessary to comply with the duties of the DFT Board, restrict the ability of DFT to solicit, initiate or knowingly facilitate any third party proposals to acquire beneficial ownership of at least 20% of the assets of, equity interest in, or businesses of, DFT. Prior to receiving DFT stockholder approval of the mergers, DFT may negotiate with a third party after receiving an unsolicited written proposal if the DFT Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the unsolicited proposal could reasonably be likely to result in a transaction that is more favorable to the DFT stockholders from a financial point of view than the mergers. Once a third party proposal is received, DFT must notify DLR within 24 hours following receipt of the proposal and keep DLR informed of the status and terms of the proposal and associated negotiations. In response to such a proposal, DFT may, under certain circumstances, withdraw or modify its recommendation to DFT stockholders with respect to the mergers, and enter into an agreement to consummate a competing transaction with a third party, if the DFT Board determines in good faith, after consultation with outside legal counsel, that the competing proposal is more favorable to DFT stockholders from a financial point of view and that failure to take such action would be inconsistent with its duties under applicable law, and DFT pays the $150 million termination fee to DLR.

These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of DFT from considering or proposing such an acquisition, even if the potential competing acquirer was prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the mergers, or might result in a potential competing acquirer proposing to pay a lower per share value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.

If the mergers are not consummated by the Outside Date, either DLR or DFT may terminate the merger agreement.

Either DLR or DFT may terminate the merger agreement if the mergers have not been consummated by the Outside Date. However, this termination right will not be available to a party if that party failed to fulfill its obligations under the merger agreement and that failure was a principle cause of, or resulted in, the failure to consummate the mergers.

There can be no assurance that DLR will be able to secure debt financing in connection with the mergers and the transactions contemplated by the merger agreement on acceptable terms, in a timely manner, or at all.

The mergers are not conditioned upon DLR having received any financing at or prior to the effective time of the company merger. However, in connection with the mergers and the transactions contemplated by the merger agreement, DLR has entered into bridge loan and mortgage loan commitment letters. The proceeds from any loan facilities obtained may be used, among other things, to pay costs and expenses incurred in connection with the mergers and the transactions contemplated by the merger agreement and to repay certain indebtedness of DFT and its subsidiaries. However, DLR has not entered into a definitive agreement for debt financing nor has it secured alternative financing. There can be no assurance that DLR will be able to secure such financing in a timely manner, or at all. If DLR is unable to secure such financing, DLR will nonetheless be required to close the mergers under the terms of the merger agreement.

Some of the directors and executive officers of DFT have interests in the mergers that are different from, or in addition to, those of the other DFT stockholders.

Some of the directors and executive officers of DFT have arrangements that provide them with interests in the mergers that are different from, or in addition to, those of the DFT stockholders, generally. These interests include, among other things, the continued service as a director or officer of the Combined Company or a severance payment if terminated upon, or following, consummation of the mergers. These interests, among other things, may influence or may have influenced the directors and executive officers of DFT to support or approve the company merger.

The mergers will result in changes to the board of directors of the Combined Company.

Upon completion of the mergers, the composition of the board of directors of the Combined Company will be different than the current DLR Board and the DFT Board. The DLR Board currently consists of ten directors and upon the consummation of the mergers, all of the directors of DLR immediately prior to the effective time of the company merger and two individuals designated by DFT, and reasonably satisfactory to DLR, are expected to comprise the board of directors of the Combined Company after the effective time of the company merger. As of the date of this Current Report the identities of the two additional board members to be designated by DFT are not known. This new composition of the board of directors of the Combined Company may affect the future decisions of the Combined Company.

Risks Related to the Combined Company Following the Mergers

The Combined Company expects to incur substantial expenses related to the mergers.

The Combined Company expects to incur substantial expenses in connection with completing the mergers and integrating the business, operations, networks, systems, technologies, policies and procedures of DFT with those of DLR. There are several systems that must be integrated, including accounting and finance and asset management. While DLR has assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of the Combined Company’s integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the mergers could, particularly in the near term, exceed the savings that the Combined Company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the businesses following the completion of the mergers.

Following the mergers, the Combined Company may be unable to integrate the businesses of DLR and DFT successfully and realize the anticipated synergies and other benefits of the mergers or do so within the anticipated timeframe.

The mergers involve the combination of two companies that currently operate as independent public companies and their respective operating partnerships. The Combined Company is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform and the leveraging of state of the art technology and systems. These savings are expected to be realized upon full integration following the closing of the mergers. However, the Combined Company will be required to devote significant management attention and resources to integrating the business practices and operations of DLR and DFT. Potential difficulties the Combined Company may encounter in the integration process include the following:

•	the inability to successfully combine the businesses of DLR and DFT in a manner that permits the Combined Company to achieve the cost savings anticipated to result from the mergers, which would result in the anticipated benefits of the mergers not being realized in the timeframe currently anticipated or at all;

•	the complexities associated with managing the combined businesses out of several different locations and integrating personnel from the two companies;

•	the additional complexities of combining two companies with different histories, cultures, regulatory restrictions, markets and customer bases;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the mergers; and

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the mergers and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the Combined Company’s management, the disruption of the Combined Company’s ongoing business or inconsistencies in the Combined Company’s operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of the Combined Company to maintain relationships with tenants, vendors and employees or to achieve the anticipated benefits of the mergers, or could otherwise adversely affect the business and financial results of the Combined Company.

Following the mergers, the Combined Company may be unable to retain key employees.

The success of the Combined Company after the mergers will depend in part upon its ability to retain key DLR and DFT employees. Key employees may depart either before or after the mergers because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the Combined Company following the mergers. Accordingly, no assurance can be given that DLR, DFT or, following the mergers, the Combined Company will be able to retain key employees to the same extent as in the past.

The Combined Company’s anticipated level of indebtedness will increase upon completion of the mergers and will increase the related risks DLR now faces.

In connection with the mergers, the Combined Company will assume and/or refinance certain indebtedness of DFT and will be subject to increased risks associated with debt financing, including an increased risk that the Combined Company’s cash flow could be insufficient to meet required payments on its debt. On March 31, 2017, DLR had indebtedness of $6.2 billion, including $0.6 billion of outstanding borrowings under its global revolving credit facility, a total of $6.2 billion of outstanding unsecured debt and a total of $3 million of outstanding mortgage debt. After giving effect to the mergers, the Combined Company’s total pro forma consolidated indebtedness will increase. Taking into account DLR’s existing indebtedness and the assumption and/or refinancing of indebtedness in the mergers, the Combined Company’s pro forma consolidated indebtedness as of March 31, 2017, after giving effect to the mergers, would be approximately $7.8 billion, including $0.6 billion of outstanding borrowings under its global revolving credit facility, a total of $7.7 billion of outstanding unsecured debt and a total of $0.1 billion of outstanding mortgage debt. As of July 6, 2017, the latest practicable date before the date of this joint proxy statement/prospectus, DLR had an outstanding balance of $548.5 million for its global revolving credit facility, and DFT has an outstanding balance of $336.0 million for its revolving credit facility.

The Combined Company’s increased indebtedness could have important consequences to holders of its common stock and preferred stock, including DFT stockholders who receive DLR common stock in the mergers, including:

•	increasing the Combined Company’s vulnerability to general adverse economic and industry conditions;

•	limiting the Combined Company’s ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•	requiring the use of a substantial portion of the Combined Company’s cash flow from operations for the payment of principal and interest on its indebtedness, thereby reducing its ability to use its cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

•	limiting the Combined Company’s flexibility in planning for, or reacting to, changes in its business and its industry; and

•	putting the Combined Company at a disadvantage compared to its competitors with less indebtedness.

If the Combined Company defaults under a mortgage loan, it will automatically be in default under any other loan that has cross-default provisions, and it may lose the properties securing these loans. Although the Combined Company anticipates that it will pay off its mortgage payables as soon as prepayment penalties and other costs make it economically feasible to do so, the Combined Company cannot anticipate when such payment will occur.

The future results of the Combined Company will suffer if the Combined Company does not effectively manage its expanded operations following the mergers.

Following the mergers, the Combined Company expects to continue to expand its operations through additional acquisitions, some of which may involve complex challenges. The future success of the Combined Company will depend, in part, upon the ability of the Combined Company to manage its expansion opportunities, which may pose substantial challenges for the Combined Company to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that the Combined Company’s expansion or acquisition opportunities will be successful, or that the Combined Company will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

Counterparties to certain significant agreements with DLR or DFT may exercise contractual rights under such agreements in connection with the mergers.

DLR and DFT are each party to certain agreements that give the counterparty certain rights following a “change in control,” including in some cases the right to terminate the agreement. Under some such agreements, the mergers may constitute a change in control and therefore the counterparty may exercise certain rights under the agreement upon the closing of the mergers. Any such counterparty may request modifications of their respective agreements as a condition to granting a waiver or consent under their agreement. There can be no assurances that such counterparties will not exercise their rights under these agreements, including termination rights where available, or that the exercise of any such rights under, or modification of, these agreements will not adversely affect the business or operations of the Combined Company.

The Combined Company’s joint ventures could be adversely affected by the Combined Company’s lack of sole decision-making authority, its reliance on its joint venture partner’s financial condition and disputes between the Combined Company and its joint venture partner.

DLR and DFT currently have joint venture investments that will constitute a portion of the Combined Company’s assets upon consummation of the mergers. In addition, the Combined Company may enter into additional joint ventures after consummation of the mergers. These joint venture investments involve risks not present with a property wholly owned by the Combined Company, including that (i) one or more joint venture partners might become bankrupt or fail to fund a share of required capital contributions; (ii) one or more joint venture partners may have economic or other business interests or goals that are inconsistent with the Combined

Company’s business interests or goals; (iii) one or more joint venture partners may be in a position to take action contrary to the Combined Company’s instructions or requests, or its policies or objectives; or (iv) disputes between the Combined Company and one or more of its joint venture partners may result in litigation or arbitration that would increase the operating expenses of the Combined Company and divert management time and attention away from the business. The occurrence of one or more of the events described above could cause unanticipated disruption to the operations of the Combined Company or unanticipated costs and liabilities to the Combined Company, which could in turn adversely affect the financial condition, results of operations and cash flows of the Combined Company and limit its ability to make distributions to its stockholders.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving the DLR Parties and the DFT Parties. The proposed transaction will be submitted to the stockholders of DLR and DFT for their consideration. In connection with the proposed transaction, DLR intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of DLR and DFT and that also constitutes a prospectus of DLR. DLR and DFT plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. After the registration statement has been declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to DLR’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by DLR by going to DLR’s SEC Filings website page by clicking the “SEC Filings” link at investor.digitalrealty.com.

Interests of Participants

DLR and DFT and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DLR in connection with the proposed transaction. Information regarding DLR’s directors and executive officers is set forth in the DLR’s proxy statement for its 2017 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which were filed with the SEC on March 29, 2017 and March 1, 2017, respectively. Information regarding DFT’s directors and executive officers is set forth in DFT’s proxy statement for its 2017 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which were filed with the SEC on April 13, 2017 and February 23, 2017, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by DLR with the SEC when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause DLR’s or DFT’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by DLR’s or DFT’s stockholders; the risk that a condition to closing of the proposed transaction may not be satisfied; DLR’s and DFT’s ability to consummate the mergers; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of DLR’s and DFT’s operations will be greater than expected; operating costs and business disruption may be greater than expected; the ability of DLR or the combined company to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which DLR and DFT operate, as detailed from time to time in each of DLR’s and DFT’s reports filed with the SEC. There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in each of DLR’s and DFT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. DLR and DFT caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to DLR and DFT or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Neither DLR nor DFT undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited condensed consolidated interim financial statements of DFT as of March 31, 2017 and for the three months ended March 31, 2017 and 2016 are filed as Exhibit 99.1 hereto. The audited financial statements of DFT as of and for the years ended December 31, 2016, 2015 and 2014 are filed as Exhibit 99.2 hereto.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of March 31, 2017 and the unaudited pro forma condensed combined income statements for the three months ended March 31, 2017 and the year ended December 31, 2017 of Digital Realty Trust, Inc. are filed as Exhibit 99.3 hereto. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 and the unaudited pro forma condensed combined income statements for the three months ended March 31, 2017 and the year ended December 31, 2017 of Digital Realty Trust, L.P. are filed as Exhibit 99.4 hereto. Such unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position that actually would have existed or the operating results that actually would have been achieved if the adjustments set forth therein had been in effect as of the dates and for the periods indicated or that may be achieved in future periods and should be read in conjunction with the historical financial statements of DLR and DFT.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Accounting Firm.

99.1	Unaudited condensed consolidated financial statements of DuPont Fabros Technology, Inc. as of March 31, 2017 and for the three months ended March 31, 2017 and 2016.

99.2	Audited financial statements of DuPont Fabros Technology, Inc. as of and for the years ended December 31, 2016, 2015 and 2014.

99.3	Unaudited pro forma condensed combined financial information of Digital Realty Trust, Inc. as of March 31, 2017 and for the year ended December 31, 2016 and the three months ended March 31, 2017.

99.4	Unaudited pro forma condensed combined financial information of Digital Realty Trust, L.P. as of March 31, 2017 and for the year ended December 31, 2016 and the three months ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 10, 2017

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Accounting Firm.

99.1	Unaudited condensed consolidated financial statements of DuPont Fabros Technology, Inc. as of March 31, 2017 and for the three months ended March 31, 2017 and 2016.

99.2	Audited financial statements of DuPont Fabros Technology, Inc. as of and for the years ended December 31, 2016, 2015 and 2014.

99.3	Unaudited pro forma condensed combined financial information of Digital Realty Trust, Inc. as of March 31, 2017 and for the year ended December 31, 2016 and the three months ended March 31, 2017.

99.4	Unaudited pro forma condensed combined financial information of Digital Realty Trust, L.P. as of March 31, 2017 and for the year ended December 31, 2016 and the three months ended March 31, 2017.